UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

December 16, 2010
Date of Report (Date of earliest event reported)

Lincoln National Corporation
(Exact name of registrant as specified in its charter)

Indiana	1-6028	35-1140070
(State or other jurisdiction	(Commission	(IRS Employer
Of Incorporation)	File Number)	Identification No.)

150 N. Radnor Chester Road, Radnor, PA 19087
(Address of principal executive offices)(Zip Code)

(484) 583-1400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
       (17 CFR 240.14d-2(b))

□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
      (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Director; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 16, 2010, Lincoln National Corporation (the “Company” or “we”) announced that Randal J. Freitag was appointed Executive Vice President and Chief Financial Officer of the Company effective January 1, 2011.  As previously announced, upon effectiveness of Mr. Freitag’s appointment, the company’s current Chief Financial Officer, Frederick J. Crawford, will assume the role of Executive Vice President, Corporate Development and Investments.  A copy of the press release announcing Mr. Freitag’s appointment is attached hereto as Exhibit 99.1.

Mr. Freitag, 48, has been with the Company since 1995, and most recently served as Senior Vice President and Chief Risk Officer from 2007.  Mr. Freitag also served as the Company’s Treasurer from 2007 to 2010.  Prior to serving in that role, Mr. Freitag was the Senior Vice President of product risk and profitability for the individual life and annuities businesses and actuary from 2004 to 2007.  Earlier in his career with the Company he was Vice President and Associate Actuary.

Effective January 1, 2011, Mr. Freitag will receive an annual cash base salary of $425,000.  In addition, for the 2011 fiscal year, Mr. Freitag will be eligible for target awards of: (i) 100% of his base salary under the Company’s annual incentive program (“AIP”); and (ii) 200% of his base salary under the Company’s long-term incentive program (“LTIP”).  The AIP and LTIP were both established under our shareholder-approved 2009 Lincoln National Corporation Incentive Compensation Plan.  The Compensation Committee (the “Committee”) of the Board of Directors will establish the performance measures and target performance goals for the 2011 AIP and LTIP at its regular meeting in February 2011.  Any awards under the 2011 AIP and LTIP will be paid out after the end of the applicable performance period only upon the Committee’s determination that threshold performance has been achieved for the performance measures.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release, dated December 16, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                      LINCOLN NATIONAL CORPORATION

                      By        /s/ Frederick J. Crawford
                      Name:  Frederick J. Crawford
                      Title:    Executive Vice President and
                       Chief Financial Officer

Date:  December 17, 2010

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press Release, dated December 16, 2010.